UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2022

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrant as specified in its charter)

Israel	001-16174	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

124 Dvora Hanevi’a Street
Tel Aviv 6944020, Israel
(Address of Principal Executive Offices, including Zip Code)

+972-3-914-8213

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Copies of communications to:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary Share	TEVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 21, 2022, Teva Pharmaceutical Industries Ltd. (the “Company”) announced that its Board of Directors had appointed Richard Francis to become the Company’s President and Chief Executive Officer, effective January 1, 2023. In order to facilitate an orderly transition, Kåre Schultz and the Company’s Board of Directors have mutually agreed that Mr. Schultz will retire from his current positions as President and Chief Executive Officer, and a member of the Board of Directors, effective December 31, 2022.

Mr. Francis, age 54, is a seasoned pharmaceutical executive bringing over two decades of experience to the Company, including five years as Chief Executive Officer of Sandoz and a member of the Novartis Executive Team from 2014 to 2019. Prior to his role at Sandoz, Mr. Francis was a senior executive at Biogen for 13 years where he held a number of senior roles, including leading the U.S. business. He also oversaw the successful launch of Tecfidera® in 2013. Mr. Francis has served as the CEO of Purespring Therapeutics, a pioneering gene therapy company focused on transforming the treatment of kidney diseases, since 2021, and as CEO of Forcefield Therapeutics, a pioneer of best-in-class therapeutics to protect heart function, since 2021. He has also served as an operating partner for Syncona Investment Management Limited since 2021. Mr. Francis also serves as a member of the board of directors of Mettler-Toledo International Inc.

Mr. Francis and the Company have entered into an employment agreement (the “Employment Agreement”), which provides for an initial employment term of three years, subject to automatic renewal for successive one-year periods unless either party gives at least six months advance notice of non-renewal or termination. Under the Employment Agreement, Mr. Francis will receive an annual base salary of USD $1.6 million, a target annual bonus opportunity equal to 150% of his annual base salary (and a maximum opportunity of 200% of his annual base salary), annual equity incentives with a total target grant date fair value of USD $9 million, 70% of which will be in the form of performance stock units (“PSUs”) and 30% in the form of restricted stock units (“RSUs”), and the same employee benefits as are provided to similarly situated senior executives of the Company. Upon commencing employment, in light of forfeited compensation opportunities at his prior employer and to incentivize him to join the Company, Mr. Francis will also receive (a) the following sign-on equity awards: (i) an RSU award with a grant date fair value of USD $5 million, which will vest in equal installments on the first, second and third anniversaries of the grant date, subject to his continued employment through the applicable vesting dates; and (ii) a PSU award with a target grant date fair value of USD $5 million, which will be earned based on the achievement of stretch performance goals to be established by the Human Resources & Compensation Committee of the Board prior to the 2023 annual meeting of shareholders, and (b) a sign-on cash award of USD $5 million, which will vest and be paid in three installments, with the first installment, equal to $1,500,000, to be paid on the first business day following the date that Mr. Francis commences employment with the Company (the “Effective Date”), the second installment, equal to $1,500,000, to be paid on the first business day following the first anniversary of the Effective Date, and the third installment, equal to $2,000,000, to be paid on the first business day following the third anniversary of the Effective Date, in each case subject to his continued employment through the applicable vesting date. In connection with rendering services from the Company’s principal offices in Israel, Mr. Francis will also receive certain housing and travel reimbursements, annual allowance for financial and tax advisory fees, and certain other relocation benefits in accordance with the Company’s policies. The Employment Agreement also provides for a one-time legal fee reimbursement.

If Mr. Francis’s employment were terminated by the Company without “cause” or by him for “good reason” (each term as defined in the Employment Agreement), he would be entitled to, as of the date of termination: (a) cash severance equal to two times his annual base salary; (b) vesting (on the later of the date of termination and the first anniversary of the grant date) of any portion of the sign-on RSU award that is unvested; (c) vesting of the portion of the sign-on PSU award that is earned based on actual performance at the end of the applicable performance period; (d) vesting of any portion of the sign-on cash award that is unvested; (e) if Mr. Francis has been employed by the Company for at least 12 months, a prorated annual bonus for the year of termination, determined based on actual performance; and (f) if the date of termination occurs within the first year following a change in control of the Company, an additional cash severance payment equal to his annual base salary. In addition, in consideration for Mr. Francis’s compliance with certain restrictive covenants including noncompetition covenants, Mr. Francis shall be entitled to payment of 12 months of his base salary, payable in 12 equal monthly installments following the date of termination for any reason other than due to his death or termination for cause by the Company. All severance benefits (other than any portion required under applicable law) and the noncompete payment are subject to

Mr. Francis’s execution of a release of claims in favor of the Company and compliance with the restrictive covenants included in the Employment Agreement, which consist of a 12-month post-termination noncompetition covenant, a 24-month post-termination nonsolicitation covenant, a perpetual confidentiality covenant and a 10-year post-termination nondisparagement covenant.

There are no arrangements or understandings between Mr. Francis and any other person pursuant to which Mr. Francis was appointed to serve as President and Chief Executive Officer of the Company. There are no family relationships between Mr. Francis and any director or executive officer of the Company, and Mr. Francis has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the leadership transition, Mr. Schultz and the Company entered into a letter agreement summarizing the terms of his departure, including that he will continue to serve as President and Chief Executive Officer and a member of the Board of Directors through December 31, 2022 and will thereafter be placed on garden leave until the expiration of his contractual notice period on February 19, 2023. During the garden leave period, Mr. Schultz has agreed to be available to assist with the transition. Mr. Schultz’s termination of employment will be treated as a termination without cause under his employment agreement with the Company, which will entitle him to the applicable payments and benefits specified in his employment agreement during his notice period and upon termination of employment, subject, to the extent applicable, to his execution and non-revocation of a release of claims in favor of the Company and compliance with the restrictive covenants set forth in his employment agreement.

A copy of the Company’s press release relating to the leadership transition is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 21, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Date: November 21, 2022	By:	/s/ Eli Kalif
	Name:	Eli Kalif
	Title:	Executive Vice President, Chief Financial Officer

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